Exhibit 99.1

ADTRAN, Inc. (NASDAQ:ADTN)  announced  today that the ADTRAN Board of Directors has elected Michael Foliano, Senior Vice President of Operations, to the role of Senior Vice President of Finance and Chief Financial Officer. Having served as Senior Vice President of Operations since 2006 and as interim CFO in 2015, Mr. Foliano brings to the CFO role a diverse and deep body of experience and knowledge in global business operations and intimate knowledge of the Company’s business. Roger Shannon will continue as Treasurer in the role of Vice President of Treasury and Corporate Development, reporting to Mr. Foliano.